                                                                    Exhibit 1.01



                                3,750,000 SHARES

                                 ACUSPHERE, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                            October __, 2003

SG Cowen Securities Corporation
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.
Friedman, Billings, Ramsey & Co., Inc.
  As Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York 10005

Ladies and Gentlemen:

1. Introductory. Acusphere, Inc., a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each an "Underwriter"), an aggregate of 3,750,000 shares (the "Firm Stock") of common stock, $0.01 par value (the "Common Stock"), of the Company. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in
Section 4 hereof, up to an additional 562,500 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." SG Cowen Securities Corporation ("SG Cowen"), Thomas Weisel Partners LLC, U.S. Bancorp Piper Jaffray Inc. and Friedman, Billings, Ramsey & Co., Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

      (a) A registration statement on Form S-1 (File No. 333-106725) (the "Initial Registration Statement") in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission"); the
      Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the
      Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, which became or will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission, other than the request of the Company for confidential treatment of certain terms of certain agreements filed as exhibits to the Initial Registration Statement (copies of which request, together with all related correspondence with the Commission, have been previously provided to SG Cowen on behalf of the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, and to the
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                                                                               2


      Company's knowledge no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A of the Rules and Regulations to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements"; and such final prospectus, in the form first filed pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 of the Rules and Regulations. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

      (b) The Initial Registration Statement, the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they became or become effective or were or are filed with the Commission conform or will confirm, as the case may be, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements, the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined in Section 16).

      (c) The Company owns or controls, directly or indirectly, only the corporations, associations or other entities listed in Exhibit 21 to Item 16a of the Initial Registration Statement (the "Subsidiaries"). The Company and each of the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

      (d) This Agreement has been duly authorized, executed and delivered by the Company.

      (e) The Stock has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights that have not been duly waived and will conform in all material respects to the description thereof contained in the Prospectus.
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                                                                               3


      (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform in all material respects to the description thereof contained in the Prospectus.

      (g) All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly through one or more wholly owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, other than the security interest held by the holders of the Company's 10% convertible promissory notes described in the Prospectus, which security interest will be extinguished upon the closing of the sale of the Firm Stock to the Underwriters.

      (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject,
      (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except where any such breach, violation or default described in clause (i) or (iii) would not have, singularly or in the aggregate, a Material Adverse Effect.

      (i) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state securities laws, and rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

      (j) To the best of the Company's knowledge and belief, Deloitte & Touche LLP, who have expressed their opinions on certain of the audited financial statements included in the Registration Statements and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the applicable Rules and Regulations. To the best of the Company's knowledge and belief, Arthur Andersen LLP, who previously expressed their opinions on certain of the audited financial statements included in the Registration Statements and the Prospectus (but have not consented to inclusion of such opinions in the registration statements), at all times at which they served as public accountants, were independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations.

      (k) The financial statements, together with the related notes, included in the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and the Subsidiaries and of Acusphere Newco Ltd.
      at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus; provided, however, that those financial
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                                                                               4


      statements that are unaudited are subject to year-end adjustments and do not contain all footnotes required under generally accepted accounting principles. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

      (l) Since December 31, 2002, neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of the Subsidiaries or any material adverse change in the business, general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

      (m) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject that, singularly or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, might reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (n) Neither the Company nor any of the Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or
      (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, with respect to clauses (ii) and (iii), any violations or defaults that, singularly or in the aggregate, would not have a Material Adverse Effect.

      (o) The Company and each of the Subsidiaries possess and have performed their respective obligations with respect to all licenses, certificates, authorizations and permits issued by, and have made all filings with, the appropriate state, federal or foreign regulatory agencies or bodies that are necessary for the conduct of their respective businesses as described in the Prospectus, including all such licenses, certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals, except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect; and the Company has not received notification of any proceeding relating to revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed. The studies, tests and preclinical trials, if any, conducted by or on behalf of the Company that are described in the Registration Statements and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statements and the Prospectus are accurate in all material respects; and the Company has not
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                                                                               5


      received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company that termination, suspension or material modification could reasonably be expected to have a Material Adverse Effect.

      (p) Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus, will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

      (q) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

      (r) The information contained in the Registration Statements and the Prospectus concerning the issued patents and pending patent applications, owned by or licensed to the Company and the Subsidiaries is accurate in all material respects. The Company and the Subsidiaries own or possess rights from all necessary third parties (the "Licensors") to use any patents, trademarks, trade names, service marks, service names, copyrights, confidential and proprietary information, including trade secrets, know-how, inventions and technology, whether patented or not, proprietary computer software and other intellectual property rights (collectively, the "Intellectual Property") necessary to conduct the respective businesses of the Company and the Subsidiaries in the manner in which they have been and are contemplated to be conducted, as described in the Prospectus, and without any conflict with the rights of others, except as described in the Prospectus and except for such conflicts that, if determined adversely to the Company or the Subsidiaries, would not have, singly or in the aggregate, a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has knowledge that, or has received any notice from any other person alleging that, the businesses of the Company and the Subsidiaries in the manner in which they have been and are contemplated to be conducted, as described in the Prospectus, conflict with the Intellectual Property rights of others, except for such conflicts that, if determined adversely to the Company or the Subsidiaries, would not have, singly or in the aggregate, a Material Adverse Effect.

      (s) All patent applications owned by or licensed to the Company or any of the Subsidiaries that are material to the conduct of the respective businesses of the Company and the Subsidiaries in the manner in which they have been and are contemplated to be conducted have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office ("PTO") and, in some cases, applicable foreign and international patent authorities, and assignments for all patents and patent applications owned by or licensed to the Company or any of the Subsidiaries that are material to the conduct of the respective businesses of the Company and the Subsidiaries in the manner in which they have been and are contemplated to be conducted (collectively, the "Patent Rights") have been properly executed and recorded for each named inventor. To the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patent Rights have been disclosed to those patent offices so requiring. To the knowledge of the Company, each of the Company, the Subsidiaries, their assignors or the Licensors, as applicable, has met its duty of candor and good faith to the PTO for the Patent Rights. To the knowledge of the Company, no material misrepresentation has been made to any patent office in connection with the Patent Rights. Neither the Company nor any of the Subsidiaries is aware of any facts material to a determination of patentability regarding the Patent Rights not disclosed to the PTO or other applicable patent office. Neither the Company nor any of the Subsidiaries is aware of any facts not disclosed to the PTO or other applicable patent office that would preclude the patentability, validity or enforceability of any patent or patent application in the Patent Rights. The Company has no knowledge of any facts that would preclude the Company, the Subsidiaries or the Licensors, as applicable, from having clear title to the patents and patent applications in the Patent Rights. To the knowledge of the Company, the patents in the Patent Rights are valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part.

      (t) To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Intellectual Property owned by or licensed to the Company or the Subsidiaries, except as described in the Prospectus and except for such activities that, singly or in the aggregate, would not have a Material Adverse Effect.

      (u) With respect to each material agreement governing all rights in and to any Intellectual Property licensed by or licensed to the Company or any of the Subsidiaries: (i) such agreement is valid and binding and in full force and effect; (ii) neither the Company nor any of the Subsidiaries has received any notice of termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, or granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (iii) none of the Company, the Subsidiaries or, to knowledge the knowledge of the Company, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.

      (v) The Company and each of the Subsidiaries have valid title to, or have valid rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that might reasonably be expected to result in a Material Adverse Effect.

      (w) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is imminent that might reasonably be expected to have a Material Adverse Effect. The Company has not been notified by any executive officer of the Company that she or he plans to terminate employment with the Company or such Subsidiary.

      (x) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan that might reasonably be expected to have a Material Adverse Effect; each employee benefit plan of the Company or any of the Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code; neither the Company nor any of the Subsidiaries has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that might reasonably be expected to cause the loss of such qualification.

      (y) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of the Subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of the Subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of the Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of the Subsidiaries have knowledge, except for any such disposals, discharges, emissions or other releases of any kind that would not have, singularly or in the aggregate, a Material Adverse Effect.

      (z) The Company and the Subsidiaries each (i) have filed all necessary federal, state, local and foreign income and franchise tax returns, except where failure to so file would not have a Material Adverse Effect, (ii) have paid all federal state, local and foreign taxes due and payable for which they are liable, except to the extent that such taxes are being contested in good faith and by appropriate proceedings, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against them that might reasonably be expected to have a Material Adverse Effect.

      (aa) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except for Directors and Officers Liability Insurance which the Company is seeking to have in place by the First Closing Date (as defined below).

      (bb) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (cc) The minute books of the Company and each of the Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and the Subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

      (dd) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements that is not described or filed therein as required; and all descriptions of any franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the

      Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

      (ee) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any of the Subsidiaries, on the other hand, that is required to be described in the Prospectus and that is not so described.

      (ff) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company concurrent with or as a result of the offering of the Stock, except as disclosed in the Prospectus and except for persons and entities that have expressly waived such rights or that have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such rights.

      (gg) Neither the Company nor any of the Subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of such Board.

      (hh) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding (other than this Agreement) with any person or entity that would give rise to a valid claim against the Company, any of the Subsidiaries or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

      (ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (jj) The Stock has been approved for listing subject to notice of issuance on the Nasdaq National Market System ("Nasdaq").

      (kk) The Company has complied in all material respects with the currently effective applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder.

      (ll) The Company has taken all necessary actions to ensure that, upon the First Closing Date, it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect.

      (mm) Deloitte & Touche LLP is delivering to the Representatives, contemporaneously with the execution and delivery of this Agreement, a letter, addressed to the Underwriters and dated the date hereof, in form and substance satisfactory to SG Cowen (i) confirming that they are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Prospectus.

      (nn) The Company has delivered to the Representatives letter agreements of all of the executive officers and directors and certain stockholders of the Company, pursuant to which those persons have agreed to certain transfer restrictions with respect to their holdings of securities of the Company.

3. Qualified Independent Underwriter.

      (a) The Company hereby confirms its engagement of the services of SG Cowen (the "Independent Underwriter") without compensation as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Stock.

      (b) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus, has complied in all material respects with all of the requirements of Rule 2720 applicable to it in connection with the offering and sale of the Stock, and recommends, as of the date of the execution and delivery of this Agreement, that the Purchase Price (as defined below) for each share be not more than $______.

4. Purchase, Sale and Delivery of Offered Stock. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying the total number of shares of Firm Stock by a fraction, the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions).

      The purchase price to be paid by the Underwriters to the Company for the Stock will be $_____ per share (the "Purchase Price").

      The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date), against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank reasonably acceptable to SG Cowen, payable to the order of the Company, all at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on ______ , 2003, in accordance with Rule 15c6-1 under the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

      The Company shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

      For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriters' name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

      The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called an "Option Closing Date" and shall in no event be earlier than two business days nor later than five business days after written notice is given. The Option Closing Date and the First Closing Date are herein called the "Closing Dates."

      On each Option Closing Date, the Company will deliver Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding such Option Closing Date) against payment of the aggregate Purchase Price therefor in federal (same-day) funds by certified or official bank check or checks or wire transfer to an account at a bank reasonably acceptable to SG Cowen payable to the order of the Company, all at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for the Optional Stock to be delivered on such Option Closing Date available to the Representatives for examination on behalf of the Underwriters in New York, New York, not later than 10:00 A.M., New York time, on the business day preceding such Option Closing Date. Any Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

      The several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

5 Further Agreements of the Company. The Company agrees with the several Underwriters that:

      (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file the Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to either Registration Statement or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period (but in any event within 48 hours) to review, unless, after such period, the Company and its counsel determine, in their reasonable judgment, such amendment or supplement is required by law; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the

      Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use its best efforts to obtain the withdrawal of such order promptly.

      (b) If, at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus that will correct such statement or omission or otherwise effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

      (c) The Company has furnished, or will furnish promptly upon any filing after the delivery of this Agreement, to each of the Representatives and to counsel for the Underwriters a conformed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

      (d) The Company will deliver promptly to the Representatives in New York, New York such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (ii) each Preliminary Prospectus; (iii) the Prospectus (not later than 10:00 A.M., New York time, of the business day following the execution and delivery of this Agreement) and (iv) any amended or supplemented Prospectus (not later than 10:00 A.M., New York time, on the business day following the date of such amendment or supplement).

      (e) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

      (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and the Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file general consents to service of process in any jurisdictions.

      (g) To the extent that any such reports, financial statements or other communications are not available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR") or any system succeeding or replacing EDGAR, during the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Common Stock is listed or quoted.

      (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus without the prior written consent of SG Cowen, other than the sale of the Stock hereunder and the issuance of shares of Common Stock pursuant to employee benefit plans, qualified stock option plans, employee stock purchase plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants, convertible preferred stock or convertible indebtedness.

      (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

      (j) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

      (k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

      (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, (i) bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Stock, (ii) attempt to induce any person to purchase any Common Stock, or (iii) make bids for or purchase Common Stock for the purpose of creating actual, or apparent, active trading in the Common Stock or of raising the price of the Common Stock.

      (m) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds."

6. Payment of Expenses. The Company agrees with the Underwriter to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of each Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments, supplements or exhibits thereto; (d) the costs of printing, reproducing and distributing the Agreement Among Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications; (e) the fees and expenses (including related fees and expenses of counsel for the Underwriters) reasonably incurred in connection with filings made with the NASD; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in
Section 5(f) hereof and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters reasonably incurred in connection therewith); (h) all fees and expenses of the registrar and transfer agent of the Common Stock; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise provided in this Section 6 and in Section 10 hereof, the Underwriters shall pay their own costs and expenses, including travel, meals and lodging costs, the fees and expenses of their counsel, any transfer taxes on the Stock that they sell and the expenses of any advertising made by the Underwriters of the offering of the Stock.

7. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder on any Closing Date are subject to the accuracy, when made and on such Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

      (a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) hereof.

      (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Underwriters, is material or omits to state any fact that, in the opinion of such counsel, is material and is either required to be stated therein or necessary to make the statements therein not misleading.

      (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) Testa, Hurwitz & Thibeault, LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, concerning the matters set forth on Exhibit A attached hereto.

      (e) Holland & Knight LLP shall have furnished to the Representatives such counsel's written opinion, as patent counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, concerning the matters set forth on Exhibit B attached hereto.

      (f) Greenberg, Taurig, LLP shall have furnished to the Representatives such counsel's written opinion, as FDA regulatory counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, concerning the matters set forth on Exhibit C attached hereto.

      (g) Hale and Dorr LLP shall have furnished to the Representatives such counsel's written opinion as counsel for the Underwriters, addressed to the Underwriters and dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

      (h) Deloitte & Touche LLP shall have furnished to the Representatives a letter (the "bring-down letter"), addressed to the Underwriters and dated such Closing Date, confirming, as of such Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to such Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 2(mm) hereof.

      (j) The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its President and Chief Executive Officer and its Senior Vice President and Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of its date and such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred that should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and the Subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, except as set forth in the Prospectus.

      (k) Since the date of the latest audited financial statements included in the Prospectus, (i) neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and
      (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

      (l) No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued, by any governmental agency or body that would, as of such Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect the business, operations or prospects of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Closing Date that would prevent the issuance or sale of the Stock or materially and adversely affect the business, operations or prospects of the Company.

      (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities or the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

      (n) Nasdaq shall have approved the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

      (o) The Company shall have furnished the transfer agent and registrar of the Common Stock with written instructions, reasonably acceptable in form and substance to SG Cowen and counsel for the Underwriters, to enforce the terms of the agreements delivered pursuant to Section 2(nn) hereof.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

      (a) The Company shall indemnify and hold harmless each Underwriter, the officers, employees, representatives and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause
      (i) or (ii) above, (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters' Information; provided, further however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from which the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person,
      (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 5(d) hereof, and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement is not exclusive and will be in addition to any liability that the Company might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to an Underwriter Indemnified Party.

      (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the directors, officers, employees, representatives and agents of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon
      (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or
      (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriters' Information. This indemnity agreement is not exclusive and will be in addition to any liability that the Underwriters might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to the Company Indemnified Parties.

      (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 8 include any Underwriter Indemnified Party, or by the Company, if the indemnified parties under this Section 8 consist solely of Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b) hereof, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 8(d) hereof, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 8 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such fees and expenses of such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Without limitation and in addition to its obligations under the other subsections of this Section 8, the Company agrees to indemnity and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon the Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage or liability; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability results from the willful misconduct, bad faith or gross negligence of the Independent Underwriter or from the failure of the Independent Underwriter to observe in any material respect the applicable rules and regulations of the NASD in connection with its service to the Company as a "qualified independent underwriter."

      (f) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters and the Independent Underwriter (in its capacity as "qualified independent underwriter" within the meaning of NASD Conduct Rule 2720), with respect to such offering shall be deemed to be in the same proportion as (A) the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, (B) the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus, and (C) the compensation, if any, paid by the Company to the Independent Underwriter (in such capacity).

      (g) For purposes of Section 8(f), the relative fault of the Company on the one hand and the Underwriters on the other, with respect to such loss, claim, damage or liability, or action in respect thereof, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriters' Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(g) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(g) shall be deemed to include, for purposes of this Section 8(g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(g), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) the Independent Underwriter, in its capacity as "qualified independent underwriter" (within the meaning of NASD Conduct Rule 2710) shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(g) are several in proportion to their respective underwriting obligations and not joint.

9. Termination. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k), 7(l) or 7(m) hereof have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

10. Reimbursement of Underwriters' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 9 or 11 hereof, (b) the Company shall fail to tender Stock for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of such Stock, and upon demand the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 11 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within 48 hours after such default, this Agreement shall terminate.

      If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statements or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements or supplements to the Prospectus that may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 6 and 10 hereof and except the provisions of Section 8 hereof shall not terminate and shall remain in effect.

12. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the Independent Underwriter, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that the Underwriters' responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriters or the Independent Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Head of Equity Capital Markets (fax: 212.482.8154), with a copy to the Legal Department (fax: 212.278.7995); provided, however, that any notice to an Underwriter pursuant to Section 8 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by SG Cowen upon request; or

      (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Acusphere, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472, Attention: President and Chief Executive Officer (fax: 617.926.3605), with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, Attention: Lawrence S. Wittenberg, Esq. (fax: 617.248.7100).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Underwriters' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page; (ii) the statements concerning the Underwriters contained in the third paragraph under the heading "Underwriting" (which paragraph begins "The underwriters propose to offer the shares . . .") and (iii) the statements concerning the Underwriters contained in the ninth paragraph, and each of the paragraphs under the subheading "Thomas Weisel Partners LLC and the Qualified Independent Underwriter," under the heading "Underwriting."

17. Authority of the Representatives. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The term "including" as used in this Agreement shall not be construed so as to exclude any other thing not referred to or described. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       Acusphere, Inc.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Accepted as of the date first above written:
SG Cowen Securities Corporation
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.
Friedman, Billings, Ramsey & Co., Inc.
Acting on their own behalf and as Representatives
  of the several Underwriters referred to in the
  foregoing Agreement
By: SG Cowen Securities Corporation

    By:
         -----------------------------------------
         Name: William B. Buchanan, Jr.
         Title: Head of Equity Capital Markets

SG Cowen Securities Corporation
Acting in its capacity as Independent Underwriter
By: SG Cowen Securities Corporation

    By:
         -----------------------------------------
         Name: William B. Buchanan, Jr.
         Title: Head of Equity Capital Markets

                                   SCHEDULE A

                                                                    Number of
                                                                    Shares of
                                                                  Firm Stock to
Name                                                             be Purchased
----                                                               ----------
SG Cowen Securities Corporation..............................
Thomas Weisel Partners LLC...................................
US Bancorp Piper Jaffray Inc.................................
Friedman, Billings, Ramsey & Co., Inc........................









                                                                  ---------
   Total......................................                    3,750,000
                                                                  =========

                                    EXHIBIT A


                    FORM OF LEGAL OPINION OF COMPANY COUNSEL


                                 [Closing Date]


SG Cowen Securities Corporation
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray Inc.
Friedman, Billings, Ramsey & Co., Inc.
As Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York 10005

Ladies and Gentlemen:

      We have acted as counsel for Acusphere, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company to you (collectively, the "Underwriters"), pursuant to the Underwriting Agreement dated October __, 2003 (the "Underwriting Agreement") by and among you and the Company, of an aggregate of 3,750,000 shares (the "Firm Stock") of the Company's common stock, par value $.01 per share (the "Common Stock") and up to an aggregate of 562,500 shares of Common Stock issuable pursuant to an over-allotment option granted to the Underwriters (the "Optional Stock", and together with the Firm Stock, the "Stock"). Capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Underwriting Agreement.

      This opinion is furnished to you pursuant to Section 7(d) of the Underwriting Agreement.

      We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, including:

            (i) the Company's Registration Statement on Form S-1 (File No. 333-106725) relating to the Stock, filed with the Securities and Exchange Commission (the "Commission") on July 1, 2003 under the Securities Act of 1933, as amended (the "Securities Act"), including information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations promulgated under the Securities Act (the "Rules and Regulations") (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");

            (ii) the final prospectus relating to the Stock, dated October ___, 2003, in the form in which such prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus");

            (iii) executed copies of the Underwriting Agreement;

            (iv) Certificates of the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of Massachusetts with respect to the Company;

            (v) Certificates of the Secretary of the Commonwealth of Massachusetts with respect to Acusphere Securities Corporation;

            (vi) the Amended and Restated Certificate of Incorporation of the Company as filed on October ___, 2003 (the "Certificate of
      Incorporation"), as certified by the Secretary of State of the State of Delaware;

            (vii) the by-laws of the Company (the "By-Laws"), as currently in effect;

            (viii) the minute books and stock records of the Company;

            (ix) a Secretary's Certificate of the Company, dated the date hereof;

            (x) the officers' certificates, dated the date hereof; and

            (xi) such other documents, records, and materials as we deemed necessary for the purpose of rendering the opinions rendered herein.

      For the purposes of this letter and the opinions set forth below, we have assumed your compliance with all federal and state laws and regulations relating to your authority to enter into the Underwriting Agreement and to effect the transactions contemplated thereby. In making our examination of documents executed by parties other than by the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In rendering the opinions set forth in paragraph (i) below as to the valid existence and good standing of the Company in the State of Delaware and the Commonwealth of Massachusetts, we have assumed the completeness and accuracy of, and are relying solely upon, certificates of legal existence and good standing issued by the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of Massachusetts, respectively. In rendering the opinions set forth in paragraph
(i) below as to the valid existence and good standing of Acusphere Securities Corporation in the Commonwealth of Massachusetts, we have assumed the completeness and accuracy of, and are relying solely upon, certificates of legal existence and good standing issued by the Secretary of the Commonwealth of Massachusetts. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the representations, warranties and agreements of the Company set forth in the Underwriting Agreement and upon the oral or written statements and representations of officers and other representatives of the Company, public officials and others without making any independent investigation or inquiry with respect to the completeness or accuracy of such representations, warranties, agreements or statements.

      We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies, whether certified or not.

      Any reference herein to "our knowledge," "known to us" or any variation thereof shall be limited to attorneys in this firm who have rendered substantive attention to this transaction and shall mean that in the course of our representation of the Company, in connection with the preparation of the Registration Statement and the Prospectus, we have not obtained actual knowledge of the existence or absence of any facts that would contradict our opinions set forth below. We have not searched any computer databases or the dockets of any court, administrative body, agency or other filing office in any jurisdiction or made any other independent investigation.

      We have made such examination of the federal laws of the United States of America as we have deemed relevant for purposes of this opinion. We are members of the bar of the Commonwealth of Massachusetts and do not hold ourselves out as experts in, and express no opinion as to, the laws of any other state or jurisdiction other than the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America and, to the extent necessary for this opinion, the General Corporation Law of the State of Delaware.

      Based on and subject to the foregoing, we are of the opinion that:

            (i) The Company and Acusphere Securities Corporation are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts.

            (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform in all material respects to the description thereof contained in the Prospectus.

            (iii) All the outstanding shares of capital stock of Acusphere Securities Corporation have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly, free and clear of any claim, lien or encumbrance, other than the security interest granted by the Company in connection with the issuance of the 10% convertible promissory notes described in the Prospectus, which security interest will be terminated upon conversion of such promissory notes immediately prior to the consummation by the Company of the sale of the Firm Stock on the Closing Date.

            (iv) The Stock has been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

            (v) There are no preemptive or other rights to subscribe for or to purchase, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to us, except for such rights and/or restrictions that have been duly waived.

            (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            (vii) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereby (other than the performance by the Company of its indemnification obligations thereunder, as to which we render no opinion) will not (a) to our knowledge, constitute a material breach of any of the terms or provisions of, or constitute a material default under, any agreement or instrument to which the Company or Acusphere Securities Corporation is a party that is an exhibit to the Registration Statement, (b) result in any violation of the charter or by-laws of the Company or (c) to our knowledge, result in any material violation of any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or Acusphere Securities Corporation or any of their properties or assets, except for those defaults, violations or failures which, individually or in the aggregate, would not have a Material Adverse Effect.

            (viii) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws (as to which we render no opinion), and rules and regulations of the

      NASD in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby.

            (ix) The statements (A) in the Prospectus under the headings "Risk Factors -- Provisions of Delaware law or our charter documents could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our stockholders, and could make it more difficult for you to change management," "Management -- Employee Benefit Plans," "Management -- Limitation of Liability and Indemnification of Officers and Directors," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Material United States Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock" and (B) in the Registration Statement in Items 14 and 15, to the extent that such statements constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

            (x) To our knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (xi) To our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or Acusphere Securities Corporation is a party or of which any property or asset of the Company or Acusphere Securities Corporation is the subject that are required to be described.

            (xii) The Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and other financial data contained therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

            (xiii) To our knowledge, except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise that have not been duly waived.

            (xiv) Assuming the Company invests the proceeds from the sale of the Firm Stock in the manner provided in the Prospectus, the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.


      The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission.

      In the course of the preparation of the Registration Statement and the Prospectus, we participated in conferences with officials and representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and Deloitte & Touche LLP, the independent certified public accountants of the Company, at which the contents of the Registration Statement and Prospectus and related matters were discussed. We have not, however, independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus. Based upon our participation described above, nothing has come to our attention that would cause us to believe that (except for financial statements and schedules and other financial and statistical data as to which we express no belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that (except for financial statements and schedules and other financial and statistical data, as to which we express no belief) the Prospectus, as of its date and the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and may not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without our express written permission. We hereby expressly disclaim any duty to update any of the statements made herein.

                                          Very truly yours,


                                          TESTA, HURWITZ & THIBEAULT, LLP

                                    EXHIBIT B

                        FORM OF OPINION OF PATENT COUNSEL

            (i) The statements in the Prospectus under the caption "Business -- Patents and Proprietary Rights," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

            (ii) Such counsel is not aware of any facts that would preclude the Company or the Licensors from having clear title to their respective patents and patent applications included in the Patent Rights, or that would preclude the Company from having a valid license to the patents and patent applications in the Patent Rights licensed from the Licensors. To the knowledge of such counsel, the Company, the Licensors, and inventors have complied with the PTO duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information known to be material to the patentability of each of such United States patents and patent applications. To the knowledge of such counsel, all assignments from each named inventor to, as the case may be, the Company or the Licensors have been executed and recorded with the PTO for each patent and patent application. Such counsel has no knowledge that the Company lacks any rights or licenses to use all patents and know-how necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statements and Prospectus, except as described therein. Such counsel does not know of any facts that would form a basis for a finding that any of the claims of the patents or patent applications owned or licensed by the Company is unpatentable, unenforceable or invalid. Such counsel is not aware of any pending U.S. or foreign patent applications that, if issued, would limit or prohibit the business now conducted or proposed to be conducted by the Company as described in the Registration Statements and the Prospectus, except as described therein. Such counsel does not know of any pending or threatened action, suit, proceeding or claim by others that the Company is infringing any patent that could result in a Material Adverse Effect.

            (iii) There are no legal or governmental proceedings pending relating to the Patent Rights, other than PTO review of pending applications for patents, including appeal proceedings, and, to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or others.

            (iv) The products sold by the Company are covered, in whole or in
      part, by claims of United States Patent Nos.:                      .

            (v) As to the sections of the Prospectus under the captions "Risk Factors -- If we are unable to protect our intellectual property rights, our competitors may develop and market products with similar features that may reduce demand for our products, and we may be prevented from establishing collaborative relationships on favorable terms" "Risk Factors -- We may become involved in lawsuits to protect or enforce our patents that would be expensive and time-consuming," "Risk Factors -- Claims by other companies that we infringe their proprietary technology may result in liability for damages or stop our development and commercialization efforts" and "Business -- Patents and Proprietary Rights," we have no reason to believe that such sections, at the time the Initial Registration Statement became effective or at any time subsequent thereto up to and as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

                      FORM OF OPINION OF REGULATORY COUNSEL

            (i) The statements in the Prospectus under the caption "Business -- Government Regulation," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

            (ii) To the knowledge of such counsel, there are no legal or governmental proceedings relating to the Federal Food, Drug and Cosmetics Act, the Public Health Service Act or any regulations of the FDA pending or threatened to which the Company or any of the Subsidiaries is a party, nor is such counsel aware of any material violations of such Acts or regulations by the Company or any of the Subsidiaries.

            (iii) As to the sections of the Prospectus under the captions "Risk Factors -- If our products fail in clinical trials or if we cannot enroll enough patients to complete our clinical trials we will not be able to commercialize or sell our products," "Risk Factors -- If we fail to obtain regulatory approvals for our products under development we will not be able to commercialize or sell our products," and "Business -- Government Regulation," such counsel has no reason to believe that such sections, at the time the Initial Registration Statement became effective or at any time subsequent thereto up to and as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.